EXHIBIT 99.06
                                Southern Company
                               Financial Overview
                            (In Millions of Dollars)

                                                3 Months Ended June                                   Year-to-Date June
                                       -----------------------------------------         ----------------------------------------
                                         2006           2005            % Change            2006          2005          % Change
                                         ----           ----            --------            ----          ----          --------

 Consolidated -
   Operating Revenues                  $ 3,592         $3,120             15.1%           $ 6,655        $5,907           12.7%
   Earnings Before Income Taxes            610            535             13.9%               977           929            5.2%
   Net Income                              385            387             -0.4%               647           710           -8.9%

 Alabama Power -
   Operating Revenues                  $ 1,249         $1,086             15.1%           $ 2,322        $2,056           13.0%
   Earnings Before Income Taxes            202            206             -2.1%               343           319            7.6%
   Net Income Available to Common          118            121             -2.8%               200           215           -6.8%

 Georgia Power -
   Operating Revenues                  $ 1,699         $1,459             16.4%           $ 3,186        $2,830           12.6%
   Earnings Before Income Taxes            315            252             25.2%               528           479           10.2%
   Net Income Available to Common          196            158             24.5%               328           300            9.3%

 Gulf Power -
   Operating Revenues                    $ 293          $ 251             16.5%             $ 556         $ 476           16.8%
   Earnings Before Income Taxes             37             34              6.6%                57            57            1.5%
   Net Income Available to Common           22             21              2.7%                34            36           -4.6%

 Mississippi Power -
   Operating Revenues                    $ 255          $ 249              2.6%             $ 464         $ 464            0.0%
   Earnings Before Income Taxes             37             42            -11.8%                62            70          -11.9%
   Net Income Available to Common           23             26            -11.2%                38            43          -10.6%

 Southern Power -
   Operating Revenues                    $ 194          $ 149             29.8%             $ 333         $ 302           10.4%
   Earnings Before Income Taxes             53             41             28.7%                85            78            8.5%
   Net Income Available to Common           32             25             26.1%                52            48            7.1%

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Notes
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-    Southern Company GAS completed the sale of substantially all of its assets on January 4, 2006 and is included in consolidated earnings in all periods as discontinued operations.
-    Certain prior year data has been reclassified to conform with current year presentation.
-    Information contained in this report is subject to audit and adjustments and certain classifications may be different from final results published in the Form 10-Q.